UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The Nasdaq Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The Nasdaq Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The Nasdaq Stock Market LLC

8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed on July 30, 2025, SOHO Atlanta, LLC (the “Seller”), a Delaware limited liability company and an affiliate of Sotherly Hotels Inc., a Maryland corporation (the “Company”) and the sole general partner of Sotherly Hotels LP, a Delaware limited partnership, entered into a sale, purchase and escrow agreement (the “Agreement”) on July 24, 2025 to sell a portion of its real estate containing the parking garage, associated with the Georgian Terrace hotel, located in Atlanta, Georgia, to Banyan Street Capital LLC (the “Buyer”), a Delaware limited liability company, for a purchase price of $17.75 million.

The closing of the transactions contemplated by the Agreement was subject to various contingencies, including Buyer’s investigation period, as extended, during which period Buyer was entitled to terminate the Agreement for any reason. On November 13, 2025, Buyer sent a notice that it was terminating the Agreement pursuant to such termination right.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 28, 2015, certain subsidiaries of the Company entered into a promissory note, loan agreement, and other loan documents to secure a mortgage (the “Mortgage Loan”) on the DoubleTree Resort by Hilton Hollywood Beach hotel with Bank of America, N.A.

On November 12, 2025, the Company received a Notice of Default (the “Notice”) from the special servicer for the Mortgage Loan. The Notice provides that the Company’s subsidiaries, Hollywood Hotel Associates LLC and Hollywood Hotel Associates Lessee LLC, are in default under the note and the loan documents by virtue of, among other things, their failure to pay all amounts when due thereunder, and that the current lender, Wilmington Trust, National Association, as Trustee, will take all such actions as it deems appropriate to protect its interest in the Mortgage Loan and to collect the debt thereunder, including, without limitation, seeking foreclosure and/or reconveyance of its security under the loan documents without further notice or demand. The Company estimates that the amount of the direct financial obligation, as of November 12, 2025, is approximately $49.3 million.

The Company has engaged a consultant to negotiate for an extension of the Mortgage Loan with the special servicer, and proposed extension terms have been provided to the special servicer. The Company continues to be in a “cash trap” with respect to the property which requires substantially all the revenue generated by the hotel to be deposited directly into a lockbox account and swept into a cash management account for the benefit of the lender.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which can be identified by words such as: “may,” “will,” “intend,” “plan,” “continue” and similar references to future periods. All statements, other than statements of historical fact, may be forward-looking statements. They are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Therefore, you should not rely on any of these forward-looking statements. Except as required by law, the Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 14, 2025	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer